                                                                    Exhibit 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                                   ----------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                              (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

                          MDC CAPITAL FUNDING TRUST II
         (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)


         DELAWARE                                       TO BE APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

3600 SOUTH YOSEMITE STREET
SUITE 900
DENVER, COLORADO                                      80237
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

            TRUST CAPITAL SECURITIES OF MDC CAPITAL FUNDING TRUST II

                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not Applicable.

         9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of January, 1999.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE

              BY
                 ----------------------------------
                 STEVEN M. WAGNER
                 FIRST VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 January 7, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of MDC Capital Funding Trust II, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                  Very truly yours,

                  THE FIRST NATIONAL BANK OF CHICAGO



              BY:
                  ------------------------------------
                  STEVEN M. WAGNER
                  FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago Call Date: 09/30/98
                       ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                   DOLLAR AMOUNTS IN THOUSANDS  C400
                                                                                                                ----
                                                                                    RCFD     BIL MIL THOU
                                                                                    ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                         RCFD
    a. Noninterest-bearing balances and currency and coin(1) ..................    0081       4,898,646         1.a
    b. Interest-bearing balances(2) ...........................................    0071       4,612,143         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............    1754               0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ...........    1773       9,817,318         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ....................................................................    1350       6,071,229         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                     RCFD
    RC-C) .....................................................................    2122      26,327,215         4.a
    b. LESS: Allowance for loan and lease losses ..............................    3123         412,850         4.b
    c. LESS: Allocated transfer risk reserve ..................................    3128               0         4.c
    d. Loans and leases, net of unearned income, allowance, and                    RCFD
       reserve (item 4.a minus 4.b and 4.c) ...................................    2125      25,914,365         4.d
5.  Trading assets (from Schedule RD-D) .......................................    3545       6,924,064         5.
6.  Premises and fixed assets (including capitalized leases) ..................    2145         731,747         6.
7.  Other real estate owned (from Schedule RC-M) ..............................    2150           6,424         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ............................................    2130         153,385         8.
9.  Customers' liability to this bank on acceptances outstanding ..............    2155         352,324         9.
10. Intangible assets (from Schedule RC-M) ....................................    2143         295,823         10.
11. Other assets (from Schedule RC-F) .........................................    2160       2,193,803         11.
12. Total assets (sum of items 1 through 11) ..................................    2170      61,971,271         12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago Call Date:  09/30/98
                       ST-BK:  17-1630  FFIEC 031
Address:               One First National Plaza, Ste 0460           Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                            DOLLAR AMOUNTS IN
                                                                                                THOUSANDS
                                                                                                ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                       RCON
       from Schedule RC-E, part 1) ............................................    2200      20,965,124         13.a
       (1) Noninterest-bearing(1) .............................................    6631       9,191,662         13.a1
       (2) Interest-bearing ...................................................    6636      11,773,462         13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                    RCFN
       IBFs (from Schedule RC-E, part II) .....................................    2200      15,912,956         13.b
       (1) Noninterest bearing ................................................    6631         475,182         13.b1
       (2) Interest-bearing ...................................................    6636      15,437,774         13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ............................................................    RCFD 2800  4,245,925         14
15. a. Demand notes issued to the U.S. Treasury ...............................    RCON 2840    359,381         15.a
    b. Trading Liabilities(from Sechedule RC-D) ...............................    RCFD 3548  5,614,049         15.b

16. Other borrowed money:                                                          RCFD
    a. With original maturity of one year or less .............................    2332       4,603,402         16.a
    b. With original  maturity of more than one year ..........................    A547         328,001         16.b
    c.With original maturity of more than three years .........................    A548         324,984         16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ...................    2920         352,324         18.
19. Subordinated notes and debentures .........................................    3200       2,400,000         19.
20. Other liabilities (from Schedule RC-G) ....................................    2930       1,833,935         20.
21. Total liabilities (sum of items 13 through 20) ............................    2948      56,940,081         21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .............................    3838               0         23.
24. Common stock ..............................................................    3230         200,858         24.
25. Surplus (exclude all surplus related to preferred stock) ..................    3839       3,192,857         25.
26. a. Undivided profits and capital reserves .................................    3632       1,614,511         26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .............................................................    8434          27,815         26.b
27. Cumulative foreign currency translation adjustments .......................    3284          (4,851)        27.
28. Total equity capital (sum of items 23 through 27) .........................    3210       5,031,190         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .....................................    3300      61,971,271         29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best
    describes  the most comprehensive level of auditing work performed for the                           Number
    bank by independent external auditors as of any date during  1996 ..........    RCFD 6724 /  N/A  /  M.1.

1 = Independent audit of the bank conducted in accordance performed by other with generally accepted auditing standards by a certified required by state chartering public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company statements by external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which financial statements by external submits a report on the consolidated holding company (but not on the bank separately) tax preparation work)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.= Directors' examination of the bank external auditors (may be authority)

5 = Review of the bank's financial auditors

6 = Compilation of the bank's auditors

7 = Other audit procedures (excluding

8 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.